EXHIBIT 4.8

                                    SERIES A

                                     WARRANT

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT) OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNTIL THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

         Nugget Exploration, Inc., a Nevada corporation, (the "Company") hereby grants to ____________________ (the "Holder") the right, privilege and option to purchase ____ shares of its common stock, $0.01 par value, ("Common Stock") at the purchase price of $1.00 per share (the "Exercise Price"), in the manner and subject to the conditions hereinafter provided (the "Warrant").

         1. Time of Exercise of Warrant. This Warrant may be exercised during the period commencing on the date this Warrant is issued and ending on December 31, 2002.

         2. Method of Exercise. The Warrant shall be exercised in whole at any time or in part from time to time, by delivery of the Subscription Form attached hereto duly executed along with this Warrant directed to the Company at its principal place of business accompanied by a check payable to the Company in payment of the Exercise Price rounded to the nearest $.01, for the number of whole shares specified, together with appropriate endorsements or transfer documents and a check for payment of any transfer or similar tax, if required. Upon clearance of the checks, the Company shall make prompt delivery of a certificate evidencing the number of whole shares to which the Holder may be entitled, and pay to the Holder cash in an amount equal to the fair value (determined in such reasonable manner as the Board of Directors of the Company shall determine) of any fractional share; provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. In case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder. The Company agrees at all times to reserve or hold available a sufficient number of shares of Common Stock to cover the number of shares issuable upon the exercise of this and all other Warrants of like tenor then outstanding.

         3. Rights as Stockholder. The Holder shall have no rights as a stockholder of the Company with respect to any shares of Common Stock subject to this Warrant prior to his exercise of the Warrant.

         4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the exercise price shall be subject to adjustment from time to time, as provided in Schedule A attached hereto.

         5.  Investment Representation.

                  (a) Holder  represents and warrants to the Company that Holder is acquiring this Warrant and the shares issuable upon exercise of the Warrant ("Warrant Shares") for Holder's own account for the purpose of investment and not with a view toward resale or other distribution thereof in violation of the Securities Act of 1933. Holder acknowledges that the effect of the representations and warranties is that the economic risk of the investment in the Warrant and Warrant Shares must be borne by the Holder for an indefinite period of time. This representation and warranty shall be deemed to be a continuing representation and warranty and shall be in full force and effect upon such exercise of the Warrant granted hereby.

                  (b) In order to enable the Company to comply with the Securities Act of 1933 (the "Securities Act") and relevant state law, the Company may require the Holder as a condition of the exercising of the Warrant granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Warrant are being acquired for its own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act which shall become effective and be current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act. If the shares

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of Common  Stock  purchased  pursuant to the  exercise  of this  Warrant are not subject to an effective registration statement under the Securities Act, the certificate(s) evidencing shares of Common stock purchased upon exercise of this Warrant shall bear the following restrictive legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE
STATE SECURITIES LAW, OR UNTIL THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

         6. Exercisability. The Warrant shall be exercisable only by Holder during his lifetime or by his assigns, heirs, executors or administrators, as the case may be. Any assignment hereof shall be in compliance with applicable securities laws.

         7.  Piggyback Registration Rights.
             -----------------------------

                  (a) Right to Piggyback. At any time, whenever the Company proposes to register any of its securities under the 1933 Act (other than a registration on Form S-4 or S-8 or such replacement form), and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to the Holder and will include in such Piggyback Registration, subject to the allocation provisions below, all Registrable Securities of Holder with respect to which the Company has received written requests for inclusion within fifteen
(15) days after the Company's mailing of such notice.

                  (b) Piggyback Expenses. In all Piggyback Registrations, the Company will pay all of the Registration Expenses.

                  (c) Priority on Registrations. If a Piggyback Registration is initiated as an underwritten primary or secondary registration on behalf of the Company or holders of the Company's securities, and the managing underwriters advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company may limit the number of Registrable Securities included in such registration.

                  (d) Selection of Underwriters. If any Piggyback Registration is underwritten, the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made by the Company.

                  (e)  Continuing  Obligations.   The  Company's agreements with
respect to the registration of the Warrant Shares in this Section 7 shall continue in effect regardless of the exercise and surrender of the Warrant.

         8.  Registration Procedures.
             -----------------------

                  Whenever the Optionee has requested that any Registrable Securities be registered pursuant to Section 7 of this Agreement, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best reasonable efforts to cause such registration statement to become effective as promptly as practical;

                  (b)  prepare  and  file  with  the   Securities  and  Exchange
Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days;

                  (c) furnish to each Selling Holder such reasonable number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary

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prospectus and any term sheet associated therewith), and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each seller;

                  (d) use its best reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such states as the managing underwriter(s) may reasonably request, or if the offering is not underwritten in New York, New Jersey and Pennsylvania.

                  (e) notify each Selling Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the period that the Company is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement, together with any associated term sheet, contains an untrue statement of a material fact or omits and fact necessary to make the statement therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statement therein not misleading;

                  (f) cause all such Registrable Securities to be listed or included on each national securities exchange, if any, or on the Stock Market, on which the other outstanding shares of Common Stock of the Company are then listed;

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including an underwriting agreement in customary form) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Registrable Securities;

         9.  Indemnification.

                  (a) The Company hereby indemnifies, to the extent permitted by law, each Holder and their respective officers, directors, employees and agents, if any, and each person who controls any of them within the meaning of the Securities Act (each, an "Indemnified Party") against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which made except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Indemnified Party expressly for use therein or by any Indemnified Party's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Indemnified Party with a sufficient number of copies of the same.

                  (b) In connection with any registration statement in which a Selling Holder is participating, each such Holder will furnish to the Company in a timely manner in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by such Holder specifically for use in preparing the registration statement.

                  (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnifying party's counsel reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be

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unreasonably  withheld).  An indemnifying  party who is not entitled,  or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses or more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgement of any indemnified party's counsel a conflict of interest exists between such indemnified party and any other of such indemnifying parties with respect to such claim.

         10.  Participation in Underwritten Registrations.

         The Holder may not participate in any underwritten registration hereunder unless he (i) agrees to sell his securities on the basis provided in any underwriting arrangements approved by the Company, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         11.  Definitions.

                  (a) The term "Registrable Securities" means (i) the Common Stock issuable upon the exercise of the Warrant and (ii) any securities issued or to be issued with respect to the securities referred to above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them.

                  (b) The term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (in such states reasonably determined by the Company), printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or electronic quotation systems on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company (but not Optionee's counsel) and of all independent certified public accountants, underwriters (other than Underwriting Commissions) and other persons retained by the Company.

                  (c) The term "Underwriting Commissions" means all underwriting discounts or commissions relating to the sale of securities of the Company.

         12. Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company, of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen, or destroyed, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute, and deliver to the Holder a new Warrant of like date, tenor and denomination.

         13. Governing Law. This Warrant and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the laws of the State of Delaware.

         14. Issuance of Shares. The Company covenants and agrees that all shares of Common Stock which may be delivered upon the exercise of this Warrant will, upon delivery, be duly paid and non-assessable and shall be free from all taxes, liens and charges with respect to the purchase thereof hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed November, 1999.

                                           Nugget Exploration, Inc.


                                             /s/ Leonard F. Vernon
                                           -----------------------
                                           Leonard F. Vernon, President

                  (Seal)
ATTEST

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                                           /s/ Kevin O'Donnell
                                         ------------------------
                                         Secretary or Assistant Secretary

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                                   SCHEDULE A

Adjustment of Purchase Price and Number of Shares

         1. Adjustment. The number and kind of securities purchasable upon the exercise of this Warrant and the exercise price shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a)  Reclassification,  Consolidation  or Merger.  At any time while this Warrant remains outstanding and unexpired, in case of (i) any reclassification or change of outstanding securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value per share, or from no par value per share to par value or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant), (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of this Warrant), or (iii) any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall without payment of any additional consideration therefor, execute a new Warrant providing that the holder of this Warrant shall have the right to exercise such new Warrant (upon terms not less favorable to the holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 1 of Schedule A. The provisions of this subsection 1(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

                  (b) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired, shall subdivide or combine its Common Stock, the Exercise Price shall be proportionately reduced, in case of subdivision of such shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of such shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

                  (c) Stock Dividends. If the Company at any time while this Option is outstanding and unexpired shall pay a dividend in shares of, or make other distribution of shares of, its Common Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the exercise price in effect immediately prior to such payment or other distribution by a fraction
(a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. The provisions of this subsection 1(c) shall not apply under any of the circumstances for which an adjustment is provided in subsection 1(a) or 1(b).

                  (d) Liquidating Dividends, Etc. If the Company at any time while this Warrant is outstanding and unexpired makes a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (c)), the holder of this Option shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the exercise price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an

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appropriate  provision  therefor should be made a part of any such distribution.
The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors.

         2. Notice of Adjustments. Whenever any of the exercise price or the number of shares of Common Stock purchasable under the terms of this Warrant at that exercise price shall be adjusted pursuant to Section 1 hereof, the Company shall promptly make a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the exercise price and number of shares of Common Stock purchasable at that exercise price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid ) to the registered holder of this Warrant.

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                                  SUBSCRIPTION

         The undersigned, ______________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for the purchase of ______________ shares of Common Stock of Nugget Exploration, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

 Dated:_____________                        Signature:_________________________

                                                      Address:__________________
                                                               -----------------

ASSIGNMENT

     FOR VALUE RECEIVED ______________ hereby sells, assigns and transfers unto ____ ____________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer said Warrant on the books of Nugget Exploration, Inc.


Dated:______________                          Signature:________________________

                                                       Address:_________________
                                                               -----------------

PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED __________________ hereby assigns and transfers unto _________________ the right to purchase _________shares of Common Stock of Nugget Exploration, Inc. by the foregoing Warrant, and a proportionate Part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint __________________, attorney, to transfer that part of said Warrant on the books of Nugget Exploration, Inc.


Dated:______________                          Signature:________________________

                                                        Address:________________
                                                                ----------------


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